SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934


                               USA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                             59-2712887
     (State of incorporation or         (I.R.S. employer identification
            organization)                           number)

        152 WEST 57TH STREET
         NEW YORK, NEW YORK                          10019
   (Address of principal executive                 (Zip Code)
              offices)

If this Form relates to the                   If this Form relates to the
registration of a class of                    registration of a class of
securities pursuant to                        securities pursuant to
Section 12(b) of the                          Section 12(g) of the
Exchange Act and is effective                 Exchange Act and is effective
pursuant to General Instruction               pursuant to General Instruction
A.(c), please check the                       A.(d), please check the
following box. [ ]                            following box. [X]


Securities Act registration statement file number to which this form relates:
333-68120


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class             Name of each exchange on which
         to be so registered             each class is to be registered
         -------------------             ------------------------------

                None



Securities to be registered pursuant to Section 12(g) of the Act:

                        Warrants to purchase one share of
                                  Common Stock
                                (Title of Class)




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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The securities of USA Networks, Inc., a Delaware corporation ("USA"), to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, are warrants to purchase one share of common stock, par value $.01 per share, of USA (the "USA Warrants") to be issued, together with shares of USA common stock and shares of Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of USA (the "USA Preferred Stock"), to holders of common stock of Expedia, Inc. ("Expedia") in exchange for their Expedia shares pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of July 15, 2001, by and among USA, Expedia, Taipei, Inc., Microsoft Corporation and Microsoft E-Holdings, Inc. A description of the USA Warrants is set forth below, and is also included under the caption "DESCRIPTION OF USA CAPITAL STOCK - USA Warrants" in the joint prospectus/proxy and information statement forming a part of the Registration Statement on Form S-4 of USA (Registration No. 333-68120), filed with the Securities and Exchange Commission on August 22, 2001, as amended on November 9, 2001, November 19, 2001 and January 8, 2002, and as may be further amended, which is incorporated herein by reference.

USA Warrants
------------

      USA Warrants have been issued under a warrant agreement between USA and The Bank of New York, as warrant agent, a form of which has been filed as an
Exhibit 4.2 to this Registration Statement.

      Each USA Warrant entitles its holder to purchase one share of USA common stock at an exercise price of $35.10 per share of USA common stock. The exercise price must be paid in cash. Each USA Warrant may be exercised on any business day on or prior to February 4, 2009. Any USA Warrant not exercised before the expiration of this period will become void, and all rights of the holder of the USA Warrant will cease. Holders of USA Warrants will not be entitled, by virtue of being such holders, to have any rights of holders of USA common stock until they exercise their warrants.

      The number of shares of USA common stock issuable upon exercise of the USA Warrants and the exercise price of the USA Warrants will be subject to adjustment from time to time upon occurrence of any of the following events: any stock split; any stock consolidation, combination or subdivision; any stock dividend or other distribution; and any repurchase, reclassification, recapitalization or reorganization.

      USA will keep in reserve at all times before the expiration date of the USA Warrants sufficient authorized but unissued shares of USA common stock for issuance in the event of exercises by the holders of USA Warrants. In addition, the USA Warrants and any USA common stock issued upon exercise of the USA Warrants have been registered under the Securities Act of 1933, as amended.


ITEM 2.       EXHIBITS.

  EXHIBIT
    NO.                                 DESCRIPTION
    --                                  -----------
    3.1 Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001).

    3.2 Amendment to Restated Certificate of Incorporation of Registrant (included as Exhibit A to Registrant's Definitive Information Statement, filed on November 19, 2001).

    3.3 Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K, dated January 9, 1998).

    4.1 Form of Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Registrant (incorporated by reference to Exhibit 4.1 of the Registration Statement filed with the Commission on November 9, 2001).

    4.2 Form of Equity Warrant Agreement between the Registrant and The Bank of New York (incorporated by reference to Exhibit 4.2 of the Registration Statement filed with the Commission on November 9,
           2001).

    4.3 Form of Equity Warrant Agreement between the Registrant and The Bank of New York, as equity warrant agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on December 18, 2001).

    4.4 Form of Certificate of the Equity Warrants to purchase common stock, par value $0.01 per share, of USA.

    10.1 Governance Agreement among the Registrant (formerly, HSN, Inc.), Universal Studios, Inc., Liberty Media Corporation and Barry Diller, dated as of October 19, 1997 (incorporated by reference to Appendix B to Registrant's Definitive Proxy Statement, dated January 12, 1998).

    10.2 Stockholders Agreement among Universal Studios, Inc., Liberty Media Corporation, Barry Diller, the Registrant (formerly, HSN, Inc.) and The Seagram Company Ltd., dated as of October 19, 1997 (incorporated by reference to Appendix C to Registrant's Definitive Proxy Statement, dated January 12, 1998).

    10.3 Amended and Restated Governance Agreement, dated as of December 16, 2001, among Universal Studios, Inc., Liberty Media Corporation, Barry Diller and Vivendi Universal, S.A. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed on December 18,
           2001).

    10.4 Amended and Restated Stockholders Agreement, dated as of December 16, 2001, among Universal Studios, Inc., Liberty Media Corporation, Barry Diller and Vivendi Universal, S.A. (incorporated by reference to Exhibit 99.2 to the Registrant's Form 8-K filed on December 18,
           2001).

                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   USA NETWORKS, INC.

                                   /s/ Julius Genachowski
                                   -----------------------------
                                   Name:  Julius Genachowski
                                   Title: Senior Vice President



Dated:  January 31, 2002

                                  EXHIBIT INDEX
                                  -------------

  EXHIBIT
    NO.                                 DESCRIPTION
    --                                  -----------
    3.1 Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001).

    3.2 Amendment to Restated Certificate of Incorporation of Registrant (included as Exhibit A to Registrant's Definitive Information Statement, filed on November 19, 2001).

    3.3 Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K, dated January 9, 1998).

    4.1 Form of Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Registrant (incorporated by reference to Exhibit 4.1 of the Registration Statement filed with the Commission on November 9, 2001).

    4.2 Form of Equity Warrant Agreement between the Registrant and The Bank of New York (incorporated by reference to Exhibit 4.2 of the Registration Statement filed with the Commission on November 9,
           2001).

    4.3 Form of Equity Warrant Agreement between the Registrant and The Bank of New York, as equity warrant agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on December 18, 2001).

    4.4 Form of Certificate of the Equity Warrants to purchase common stock, par value $0.01 per share, of USA.

    10.1 Governance Agreement among the Registrant (formerly, HSN, Inc.), Universal Studios, Inc., Liberty Media Corporation and Barry Diller, dated as of October 19, 1997 (incorporated by reference to Appendix B to Registrant's Definitive Proxy Statement, dated January 12, 1998).

    10.2 Stockholders Agreement among Universal Studios, Inc., Liberty Media Corporation, Barry Diller, the Registrant (formerly, HSN, Inc.) and The Seagram Company Ltd., dated as of October 19, 1997 (incorporated by reference to Appendix C to Registrant's Definitive Proxy Statement, dated January 12, 1998).

    10.3 Amended and Restated Governance Agreement, dated as of December 16, 2001, among Universal Studios, Inc., Liberty Media Corporation, Barry Diller and Vivendi Universal, S.A. (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed on December 18,
           2001).

    10.4 Amended and Restated Stockholders Agreement, dated as of December 16, 2001, among Universal Studios, Inc., Liberty Media Corporation, Barry Diller and Vivendi Universal, S.A. (incorporated by reference to Exhibit 99.2 to the Registrant's Form 8-K filed on December 18,
           2001).